Exhibit 5.1

[S&C Letterhead]

May 10, 2024

CRH SMW Finance Designated Activity Company

Stonemason’s Way,

Rathfarnham, Dublin 16,

Ireland.

CRH America Finance, Inc.

900 Ashwood Parkway, Suite 600

Atlanta, Georgia 30338,

United States of America.

CRH plc,

Stonemason’s Way,

Rathfarnham, Dublin 16,

Ireland.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”), of (i) guaranteed debt securities (the “Debt Securities”) of CRH SMW Finance Designated Activity Company, a designated activity company organized under the laws of Ireland (“SMW Finance”), or CRH America Finance, Inc., a Delaware corporation (“America Finance”), in each case unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by CRH plc, a public limited company organized under the laws of Ireland (“CRH”), (ii) debt warrants (the “Debt Warrants”), (iii) equity warrants (the “Equity Warrants”), (iv) purchase contracts (the “Purchase Contracts”), (v) units (the “Units”), (vi) preference shares of CRH (the “Preference Shares”) and (vii) ordinary shares of CRH (the “Ordinary Shares” and, together with the Debt Securities, Debt Warrants, Equity Warrants, Purchase Contracts, Units and Preference Shares, the “Securities”), we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

CRH SMW Finance Designated Activity Company
CRH America Finance, Inc.	-2-
CRH plc

Upon the basis of such examination, it is our opinion that,

(1) With respect to the Debt Securities, when the Registration Statement on Form S-3 (the “Registration Statement”) has become effective under the Act, the applicable indenture relating to such Debt Securities has been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SMW Finance or America Finance, as applicable, or CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SMW Finance or America Finance, as applicable or CRH, and the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of SMW Finance or America Finance, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

CRH SMW Finance Designated Activity Company
CRH America Finance, Inc.	-3-
CRH plc

(2) With respect to the Guarantees, when the Registration Statement has become effective under the Act, the applicable indenture relating to the corresponding Debt Securities has been duly authorized, executed and delivered, the terms of the Guarantees and the corresponding Debt Securities and of their issuance and, in the case of the Debt Securities sale, have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SMW Finance or America Finance, as applicable, or CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SMW Finance or America Finance, as applicable, or CRH, and the Guarantees and the corresponding Debt Securities have been duly executed and, in the case of the Debt Securities, duly authenticated, in accordance with the applicable indenture and issued and, in the case of the Debt Securities, sold as contemplated in the Registration Statement, the Guarantees will constitute valid and legally binding obligations of CRH, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

CRH SMW Finance Designated Activity Company
CRH America Finance, Inc.	-4-
CRH plc

(3) With respect to the Debt Warrants, when the Registration Statement has become effective under the Act, the debt warrant agreement relating to the Debt Warrants has been duly authorized, executed and delivered, the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with the applicable debt warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CRH, and the Debt Warrants have been duly executed and authenticated in accordance with the applicable debt warrant agreement and issued and sold as contemplated in the Registration Statement, the Debt Warrants will constitute valid and legally binding obligations of CRH, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) With respect to the Purchase Contracts, when the Registration Statement has become effective under the Act, the purchase contract agreement relating to the Purchase Contracts has been duly authorized, executed and delivered, the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CRH, and the Purchase Contracts have been issued and sold as contemplated in the Registration Statement, the Purchase Contracts will constitute valid and legally binding obligations of CRH, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

CRH SMW Finance Designated Activity Company
CRH America Finance, Inc.	-5-
CRH plc

(4) With respect to the Units, when the Registration Statement has become effective under the Act, the units agreement relating to the Units has been duly authorized, executed and delivered, the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable units agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CRH, and the Units have been issued and sold as contemplated in the Registration Statement, the Units will constitute valid and legally binding obligations of CRH, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities and Guarantees.

CRH SMW Finance Designated Activity Company
CRH America Finance, Inc.	-6-
CRH plc

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit or the related Guarantee in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For purposes of our opinion, we have assumed that (i) CRH has been duly incorporated and is an existing public limited company under the laws of Ireland, (ii) SMW Finance has been duly incorporated and is an existing designated activity company under the laws of Ireland, (iii) the indenture relating to the Debt Securities to be issued by America Finance (the “America Finance Indenture”), will be duly authorized, executed and delivered by CRH insofar as the laws of Ireland are concerned, (iv) the indenture relating to the Debt Securities to be issued by SMW Finance (the “SMW Finance Indenture”), will be duly authorized, executed and delivered by CRH and SMW Finance, as applicable, in each case insofar as the laws of Ireland are concerned, (v) the execution and delivery of the America Finance Indenture and the SMW Finance Indenture, as applicable, will not result in any breach or violation of, or conflict with, any statute, rule or regulation of Ireland, (vi) the provisions of the America Finance Indenture, designating the law of the State of New York as the governing law of such indenture will be valid and binding on each of CRH under the laws of Ireland, (vii) the provisions of the SMW Finance Indenture designating the law of the State of New York as the governing law of such indenture will be valid and binding on each of CRH and SMW Finance, under the laws of Ireland, and (viii) the America Finance Indenture and the SMW Finance Indenture, as applicable, will be duly authorized, executed and delivered by the trustee thereunder, assumptions which we have not independently verified. We have also relied as to certain factual matters on information obtained from public officials, officers of CRH, SMW Finance and America Finance and other sources believed by us to be responsible.

With respect to all matters of Irish law, we note that you have received an opinion, dated as of the date hereof, of Arthur Cox LLP, Irish legal counsel to CRH.

CRH SMW Finance Designated Activity Company
CRH America Finance, Inc.	-7-
CRH plc

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities and Guarantees” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN AND CROMWELL LLP